UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2017

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place
Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                                  Submission of Matters to a Vote of Security Holders.

On May 25, 2017, Clean Diesel Technologies, Inc. held its 2017 annual meeting of stockholders in Oxnard, California.  At the annual meeting, there were 15,703,371 shares entitled to vote, and 11,620,847 shares (74.0%) were represented at the meeting in person or by proxy.

At the annual meeting, Matthew Beale, Dr. Till Becker, Lon E. Bell, Ph.D. and Mungo Park were elected directors by a plurality of the votes.  Also at the annual meeting, our stockholders voted for approval of the compensation of our executive officers, and voted to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.                                    Proposal to elect of Matthew Beale, Dr. Till Becker, Lon E. Bell, Ph.D. and Mungo Park as directors to hold office until the 2018 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Matthew Beale	6,289,122	40,216	5,291,509
Dr. Till Becker	6,289,052	40,286	5,291,509
Lon E. Bell, Ph.D.	6,288,659	40,679	5,291,509
Mungo Park	6,288,827	40,511	5,291,509

2.                                    Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
11,503,267	43,658	73,922	0

3.                                    Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
6,252,006	65,041	12,291	5,291,509

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2017	CLEAN DIESEL TECHNOLOGIES, INC.

	By:	/s/ Tracy Kern
Tracy Kern
Chief Financial Officer